UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF l934

CBM Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	83-1095537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2001 East Joppa Road Baltimore, Maryland	21234
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The Nasdaq Stock Market LLC Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-225353.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

CBM Bancorp, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.01 per share, to be registered hereunder contained under the heading “Description of Capital Stock of CBM Bancorp, Inc.” in the Registrant’s Registration Statement on Form S-1, File No. 333-225353 (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) on June 1, 2018, as subsequently amended by any amendment to the Registration Statement and by any form of prospectus filed by the Registrant with the Commission in connection with the Registration Statement pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) that includes such description are incorporated by reference herein.

The Registrant’s common stock to be registered hereunder has been approved for listing on the Nasdaq Capital Market of The Nasdaq Stock Market LLC under the symbol “CBMB.”

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 27, 2018		CBM BANCORP, INC.

	By:	/s/ Joseph M. Solomon
Joseph M. Solomon
President